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                                                                      EXHIBIT 21

                       Warnaco Group Inc. and Subsidiaries

Subsidiaries of the Registrant

         Warnaco Group Inc. ("Warnaco"), a Delaware corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Warnaco or its wholly-owned subsidiaries, except as indicated, are listed below. Included on the list are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has operations. The names of Warnaco's other consolidated subsidiaries, which are primarily wholly owned by Warnaco or its wholly-owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.




                                                         Incorporation
          Company                                       Country or State
           -------                                      ----------------
           Warnaco Inc.                                   Delaware
           Myrtle Ave. Inc.                               Delaware
           Gregory St. Inc.                               Delaware
           ML Inc.                                        Delaware
           Warnaco Men's Sportswear, Inc.                 Delaware
           C.F. Hathaway Company                          Delaware
           Blanche Inc.                                   Delaware
           184 Benton St. Inc.                            Delaware
           Warnaco Int'l  LLC                             Delaware
           Designer Holdings LTD                          Delaware
           Broadway Jeanswear Company, Inc.               Delaware
           Broadway Jeanswear Sourcing, Inc.              Delaware
           Broadway Jeanswear Holdings, Inc.              Delaware
           Outlet Stores, Inc.                            Delaware
           Outlet Holdings, Inc.                          Delaware
           Rio Sportswear Inc.                            Delaware
           AEI Management Corp.                           Delaware
           Jeanswear Holdings, Inc.                       Delaware
           Calvin Klein Jeanswear Company                 Delaware
           CKJ Holdings, Inc.                             Delaware
           Kai Jay Manufacturing Company                  Delaware
           Abbeville Manufacturing Company                Delaware
           New Bedford Shippers Corp                      Delaware
           CKJ Sourcing Inc.                              Delaware
           Warmana LTD                                    Delaware
           Warnaco Sourcing Inc.                          Delaware
           Warners de Costa Rica                          Delaware
           Designer Finance Trust                         Delaware
           Lenitex-Warnaco Handelsgesellschaft            Austria
           Raineurop, S.A.                                Brussels
           Warner's Company S.A.                          Belgium
           Donatex-Warnaco S.A.                           Belgium
           Warnaco (HK) LTD                               Barbados
           Warnaco of Canada LTD                          Canada
           Tilbes Servisport Inc.                         Canada
           Warnaco International General Partnership      Cayman Islands, BWI
           GJM Shatou                                     China
           Leratex-Warnaco LTD (UK)                       England
           Hamlet Shirt Co. LTD                           England



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

           Warnaco LTD                                    England
           SCHF S.A.                                      France
           Euralis S.A.S.                                 France
           Lejaby S.A.S.                                  France
           Warnaco France SARL                            France
           CK France SNC                                  France
           Warners Aiglon S.A.                            France
           Warnaco LAC One GmbH                           Germany
           Warnaco LAC Two GmbH                           Germany
           Sigrun Verwaltungsgellschaft MBH & Co.         Germany
           Eratex-Warnaco GmbH                            Germany
           INVASA                                         Honduras
           Olga de Villanueva, S.A.                       Honduras
           Hamlet Manufacturing, S.A.                     Honduras
           Warnaco de Honduras                            Honduras
           GJM (HK) Mfg. LTD                              Hong Kong
           Designer Holdings Overseas LTD                 Hong Kong
           Warners Eire Teoranta                          Ireland
           Warnaco SRL                                    Italy
           Warnaco Japan K.K.                             Japan
           Warners de Mexico S.A. de C.V.                 Mexico
           Linda Vista LTD de Puebla S.A. de C.V.         Mexico
           Linda Vista de Yucatan S.A. de C.V.            Mexico
           Linda Vista de Veracruz S.A. de C.V.           Mexico
           Linda Vista de Tlaxcala S.A. de C.V.           Mexico
           Olguita de Mexico, S.A.                        Mexico
           Juarmex S.A. de C.V.                           Mexico
           The Bra Comp-Moroccan                          Morocco
           Warnaco B.V.                                   Netherlands
           Warnaco Netherlands B.V.                       Netherlands
           Warnaco Holland B.V.                           Netherlands
           Warners (UK) LTD                               Northern Ireland
           GJM (Philippines) Mfg. LTD                     Philippines
           Warnaco Intimo S.A.                            Spain
           GJM Lanka Mfg. Ltd.                            Sri Lanka
           Lintex-Warnaco S.A.                            Switzerland

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